UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2013

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 6, 2013, Lakeland Bancorp, Inc. (the “Company”) and Somerset Hills Bancorp (“Somerset Hills Bancorp”) disseminated a joint press release announcing that the Company has received approval from the New Jersey Department of Banking and Insurance of the proposed merger with Somerset Hills Bancorp, and of the merger of the bank subsidiaries. The parties expect the additional required regulatory approvals to be forthcoming within the next few weeks. The joint press release also noted that the Company and Somerset Hills Bancorp will issue a press release announcing the deadline for submitting Election Forms pertaining to the form of consideration that Somerset Hills Bancorp shareholders wish to receive in the merger and of the anticipated closing date of the merger, when those dates are determined. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

(d) Exhibits

Exhibit 99.1	Joint Press Release of Lakeland Bancorp, Inc. and Somerset Hills Bancorp, dated May 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 6, 2013

Exhibit Index

Exhibit Number	Description

99.1	Joint Press Release of Lakeland Bancorp, Inc. and Somerset Hills Bancorp, dated May 6, 2013.